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                                                                   EXHIBIT 10.50

                                LICENSE AGREEMENT

        This License Agreement ("Agreement") dated as of June 1, 1998 ("Effective Date"), is by and between MAXTOR CORPORATION ("Maxtor"), a Delaware corporation, having principal places of business at 510 Cottonwood Avenue, Milpitas, California 95035 and 2190 Miller Drive, Longmont, Colorado 80501, and Hyundai Electronics Industries, Co. Ltd. ("HEI"), a Korean corporation, having its principal place of business at San 136-1, Ami-ri, Bubal-eub, Ichon-kun, Kyougki-do, 467-860 Korea.

RECITALS

        WHEREAS, Maxtor Corporation is a majority-owned subsidiary of Hyundai Electronics America ("HEA");

        WHEREAS, HEA currently owns 100% of Maxtor Corporation's Series A Preferred Stock;

        WHEREAS, Maxtor Corporation is contemplating a firm commitment, underwritten public offering of its Common Stock (the "Public Offering") pursuant to which HEA's Series A Preferred Stock would be converted into Common Stock and Maxtor Corporation would no longer be a Subsidiary of HEA;

        Whereas, HEI desires to acquire, when and in the event that Maxtor is no longer a subsidiary of HEI, a license from Maxtor to use certain Maxtor patents and Maxtor desires to acquire, when and in the event that Maxtor is no longer a subsidiary of HEI, a license from HEI to use certain HEI patents, in each case for the manufacture, use, and sale of Licensed Products as defined below. Maxtor and HEI desire to grant such licenses to each other in exchange for certain valuable consideration as recited herein; and

        Whereas, if problems should be encountered with respect to any aspect of this Agreement or if the parties should encounter any problems not covered by this Agreement, Maxtor and HEI shall discuss them in a cooperative and sincere spirit and attempt to arrive at a mutually acceptable solution;

        NOW THEREFORE, the parties agree as follows:

1.      DEFINITIONS

        1.1 "Licensed Products" shall mean Information Handling Systems or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System.

                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
                                                                          PAGE 1

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        1.2 "Licensed Patents" shall mean any utility patents, utility models, and design patents, including without limit any reissues, divisions, continuations, continuations in part, extensions, reexaminations, or foreign counterparts thereof whether in whole or in part, and any applications for such patents, wherever filed, which (a) is entitled to an effective first filing or priority date on or before the end of the Capture Period and (b) under which patents or the applications therefor a party hereto or any of its Subsidiaries now owns or controls or has or may hereafter during the term of this Agreement own or control or have and under which and to the extent to which such party has the right to grant license of the scope granted herein without payment of royalties or other consideration to third parties, except for payments to third parties for inventions made by such third parties while employed by such party.

        1.3 "Subsidiary" of a party hereto shall mean a corporation, company or other entity more than fifty percent (50%) of whose outstanding shares or securities are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

        1.4 "Capture Period" shall mean the period of time from and including the Effective Date to and including August 31, 2003.

        1.5 "Information Handling System" shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

2.      RELEASE/LICENSES

        2.1. Effective as of the date Maxtor ceases to be a Subsidiary of HEI, Maxtor, on behalf of itself and its Subsidiaries, hereby releases HEI and its Subsidiaries from all claims of infringement accruing prior to the Effective Date of this Agreement based on the Licensed Patents. In addition, Maxtor, on behalf of itself and its Subsidiaries, agrees not to make any claim, demand or request against HEI or any of its Subsidiaries arising under any patent other than Licensed Patents for any infringement or declaratory relief accruing, and to the extent of accrual, prior to the Effective Date of this Agreement.

        2.2. Effective as of the date Maxtor ceases to be a Subsidiary of HEI, Maxtor, on behalf of itself and its Subsidiaries, hereby grants to HEI a non-exclusive, world-wide, royalty-free license under the Licensed Patents to make, have made, have developed, use, lease, sell, offer for sale, import, export or otherwise dispose of Licensed Products, including the rights to have assembled and tested such Licensed Products.


                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
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        2.3 Effective as of the date Maxtor ceases to be a Subsidiary of HEI,
HEI, on behalf of itself and its Subsidiaries, hereby releases Maxtor and its Subsidiaries from all claims of infringement accruing prior to the Effective Date of this Agreement based on the Licensed Patents. In addition, HEI, on behalf of itself and its Subsidiaries, agrees not to make any claim, demand or request against Maxtor or its Subsidiaries arising under any patent other than Licensed Patents for any infringement or declaratory relief accruing, and to the extent of accrual, prior to the Effective Date of this Agreement.

        2.4 Effective as of the date Maxtor ceases to be a Subsidiary of HEI, HEI, on behalf of itself and its Subsidiaries, hereby grants to Maxtor during the term of this Agreement, a non-exclusive, world-wide, royalty-free under the Licenses Patents to make, have made, have developed, use, lease, sell, offer for sale, import, export or otherwise dispose of Licensed Products, including the right to have assembled and tested such Licensed Products.

        2.5 Subject to Section 2.6, the licenses and other rights granted herein shall include the right of each party to grant sublicenses to its Subsidiaries, which sublicenses may include the right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license or sublicense held at that time by the party or Subsidiary that granted the sublicense.

        2.6 A sublicense granted to a Subsidiary shall terminate on the earlier of:

                (a)     the date such Subsidiary ceases to be a Subsidiary; and

                (b) the date of termination or expiration of the license or sublicense of the party or Subsidiary that granted the sublicense.

If a Subsidiary ceases to be a Subsidiary and holds any patents and/or patent applications which are Licensed Patents, such patents and patent applications will continue to be Licensed Patents for the term defined herein.

        2.7 HEI shall have the right to grant, at such time and in the event that MaxMedia Corporation (MMC) ceases to be a Subsidiary of HEI, a non-assignable, non-exclusive sublicense limited to the manufacture and sale of hard disk drive media to MMC under the Licensed Patents owned, filed, or controlled by Maxtor at or prior to the date MMC ceases to be a Subsidiary of HEI, for the lives of such Licensed Patents.

        2.8 Notwithstanding anything in this Agreement to the contrary, no release or license is granted by either party hereunder either directly, by implication, estoppel or otherwise, under any patent, copyright, trade secret or maskwork except as expressly provided herein. In particular, neither party grants the other any license or immunity to make, have made, have developed, use, lease, sell, offer for sale, import, export or otherwise dispose of any products other than Licensed Products.



                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
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        2.9 Except as expressly provided herein, no license or immunity is granted under this Agreement by either party, either directly or by implication, estoppel or otherwise to any third parties acquiring items from either party for the combination of such acquired items with other items (including items acquired from either party hereto) or for the use of such combination.

        2.10 Except as otherwise provided herein, no license granted hereunder includes the right to sublicense any third party.

        2.11 In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular Licensed Patent of the scope set forth in Section 2, then the license granted herein under said Licensed Patent shall be of the broadest scope which said party or any of its Subsidiaries has the right to grant within the scope set forth above.

        2.12 Except as provided in Section 5.3, below, the licenses granted hereunder are irrevocable and do not terminate as to any Licensed Patent notwithstanding any sale, assignment, or other disposition by a party of any such Licenses Patent.

3.      NO PAYMENTS

        There shall be no payments of royalties or any similar amounts under this Agreement.

4.      NON-ASSIGNMENT

        No party may assign this Agreement or any interest or rights granted hereunder to any third party without the prior written consent of the other party and any such purported assignment shall be null and void. However, in the event that either party or substantially all the business or assets of such party relating to Licensed Products is acquired by a third party (the "acquiror") by merger or acquisition and such acquired party, business, or assets continues to be operated substantially independently as a legal entity separate from such third party, such separate legal entity shall succeed to all rights and obligations under this Agreement for so long as such separate legal entity continues to operate substantially independently from the acquiror. In such event, the acquiror will have no license hereunder under any patents or patent applications, whether or not Licensed Patents, owned, acquired, or filed by the non-acquired party. In the event that such acquired party ceases to be substantially independently operated as a separate legal entity,

        (1) the scope of the license held by the acquired party shall, retroactive to the date of such merger or acquisition, be limited to Licensed Products that represented a continuation of a product line of the assigning party and that were derived from Licensed Products of such party that exist as of the time of the assignment; and


                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
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        (2)    unless the acquiror grants the non-acquired party a license of similar scope under all patents owned or filed by such party or its Subsidiaries during the Capture Period, all licenses granted to the acquired party shall terminate, retroactive to the date of the merger or acquisition by the acquiror.

5.      TERM AND TERMINATION

        5.1 Unless earlier terminated under the provisions of this Agreement, the term of the licenses granted under this Agreement shall be from the Effective Date until the last to expire of the Licensed Patents.

        5.2 At any time during the last six (6) months of the Capture Period, either party may request negotiations to consider the possible extension of the Capture Period. In that case, both parties will enter into good faith negotiations to determine whether they can agree upon an acceptable extension.

        5.3 Either party may terminate this Agreement upon written notice if the other:

               (a) becomes insolvent;

               (b) files a petition in bankruptcy or such a petition is filed for such party; (unless the petition in bankruptcy is filed pursuant to Chapter 11 of the U.S. Bankruptcy Code or similar provision of foreign law); and

               (c) materially breaches this Agreement, and such violation continues for thirty (30) days after one party gives notice to the other party of such violation.

        5.4 In the event of termination of this Agreement by one party ("terminating party") pursuant to section 5.3 above, the releases and licenses granted hereunder to the terminating party and its Subsidiaries shall survive the termination to the extent already granted to them hereunder as of the date of such termination.

6.      MISCELLANEOUS PROVISIONS

        6.1    Nothing contained in this Agreement shall be construed as:


               (a) a warranty or representation by either party as to the validity or scope of any patent; or

               (b) a warranty or representation by either party that any manufacture, sale, lease, use or other disposition of any Licensed Product would be free from infringement of patents other than those under which and to the extent to which licenses are granted by Maxtor or HEI hereunder; or

               (c) an agreement by either party to bring or prosecute actions or suit against third parties for infringement or conferring any right to bring or prosecute actions or suit against third parties for infringement; or


                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
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               (d) conferring to either party by the other any license or right to use in advertising, publicity or otherwise any trademark, trade or brand name or names, or corporate name; or

               (e) an obligation by either party to furnish any technical information or know-how, or

               (f) an admission by either party concerning the validity of any patent or responsibility for infringement of any patent.

        6.2 This Agreement will be governed by and construed in accordance with the laws of the United States and its State of California, as such law applies to contracts signed and fully performed in California.

        6.3 The parties shall meet in good faith to resolve by mutual agreement any disputes arising under this Agreement. In the event that such negotiations do not result in the resolution within 90 days of the first notification of a dispute, the parties are free to pursue such other avenues of relief as may be available at law or equity.

        6.4 All notices required to be sent by either party under this Agreement will be sent to the following addresses or such other address as may subsequently be designated in writing.

        Maxtor:       Maxtor Corporation
                      2190 Miller Drive
                      Longmont, Colorado 80501 U.S.A.

                      Attention:   Mr. Glenn H. Stevens
                                   Vice President, General Counsel and Secretary

                      Facsimile:   (303) 678-3111

        HEI:          Hyundai Electronics Industries Co. Ltd.
                      12th Floor Hyundai Jeonja Building
                      66 Cheokseon-dong, Chongro-ku
                      Seoul, Korea

                      Attention:   Senior Manager, Patent Department

                      Facsimile:   011-82-2733-2145


                                                               LICENSE AGREEMENT
                                                                   June 25, 1998
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        6.5 This Agreement constitutes the full and complete understanding and agreement between the parties hereto and supersedes all prior understandings and agreements relating to the subject matter hereof. No modifications, alterations or amendments shall be effective unless in writing and signed by both parties to this Agreement. No waiver of a breach in a particular situation shall be held to be a waiver of any other or subsequent breach.

        6.6 Maxtor and HEI agree to cooperate to obtain any necessary approval of the United States or the Korean government.


AGREED TO:

MAXTOR CORPORATION                           HYUNDAI ELECTRONICS
                                             INDUSTRIES, CO., LTD.

By: /s/ Glenn H. Stevens                     By:  /s/ D.S. Chung
   --------------------------------------       --------------------------------

Name:   Glenn H. Stevens                     Name:   D.S. Chung
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Title:  VP, General Counsel and Secretary    Title:  Director
      -----------------------------------        -------------------------------

Date:   June 25, 1998                        Date:   June 25, 1998
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